Exhibit 99.1

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS REPORTS FOURTH QUARTER AND
FISCAL 2010 YEAR END RESULTS

Reports Record Revenues of $16.3 Million, Record Operating Profits of $2.3 Million, and $0.14 Per Share Net Income

Company to Host Conference Call Today at 1:00 PM PST

CAMARILLO, Calif. – June 8, 2010 — AML Communications, Inc. (OTCBB: AMLJ), a producer of specialized amplifiers and integrated assemblies for the defense electronic warfare industry, today announced results for its fourth quarter and the fiscal year ended March 31, 2010.

Fourth Quarter 2010 Highlights

•	Net sales increased 30 percent to $4.2 million.
•	Operating profit increased 336 percent to $564,000.
•	Gross margins increased to 49 percent compared with 42 percent for the same period last year.

Fiscal 2010 Year End Highlights

•	Net sales increased 23 percent to $16.3 million.
•	Operating profit increased 158 percent to $2.3 million.
•	Gross margins increased to 48 percent compared with 43 percent for the prior fiscal year.
•	Cash balance of $3.3 million compared to $1.6 million a year ago.

CEO Commentary

“We are very pleased to report strong growth in revenues and earnings for the fourth quarter and fiscal year 2010,” said Jacob Inbar, President and Chief Executive Officer of AML. “After years of investment in R&D and new program orders, Fiscal 2010 rewarded us with record revenues of $16.3 million and record operating profits of $2.3 million. Strong growth in revenues was driven by increased sales of AML integrated assemblies for Unmanned Aerial Vehicles (“UAV”s), Surveillance and Radar applications, part of long term programs.  Disciplined manufacturing overhead costs coupled with the utilization of automated manufacturing process allowed us to achieve record operating profits.”

Fourth Quarter and Fiscal 2010 Year End Financial Results Summary

Net sales for the fourth quarter of fiscal year 2010 increased 30 percent to $4.2 million, compared with $3.3 million for the same period a year earlier.  Net income for the quarter ended March 31, 2010 rose 127 percent to $477,000, or $0.04 per share, compared with $210,000, or $0.02 per share, a year ago. Gross margin for the quarter ended March 31, 2010 was 49% compared with 42% for the same period last year.

Net sales for the fiscal year ended March 31, 2010 increased 23 percent to $16.3 million, compared with $13.3 million for the prior fiscal year.  Net income for the fiscal year ended March 31, 2010 rose 54 percent to $1.5 million, or $0.14 per share, compared with $959,000, or $0.09 per share (This includes a one time book entry gain of $0.05 per share), a year ago. Gross margin for the fiscal year ended March 31, 2010 was 48% compared with 43% for the prior fiscal year.

Balance Sheet Overview

AML ended the fiscal year 2010 with a strong financial position including $3.3 million in cash, $9.1 million in working capital, and total stockholders’ equity of $15.1 million.

Conference Call

A conference call to discuss the fiscal year 2010 results is scheduled for Tuesday, June 8, 2010 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time.

The conference call dial-in number is (877) 212-8197 for domestic participants and (816) 249-4432 for international participants. The Conference ID number is 79581959. A recording of the call will be available for playback through the Company’s website, http://www.amlj.com/ir.html, after 6:00 a.m. Pacific Time on Wednesday, June 9, 2010.

About AML Communications

AML Communications is a designer, manufacturer, and marketer of specialized amplifiers and integrated assemblies that address the defense electronic warfare markets. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave low noise amplifiers and power amplifiers can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”, and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contacts

AML Communications, Inc.
Jacob Inbar
President and Chief Executive Officer
805-388-1345, Ext. 201

AML COMMUNICATIONS, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	March 31, 2009
ASSETS

Current Assets:
Cash and cash equivalents	$3,327,000	$1,581,000
Accounts receivable, net	3,148,000	2,367,000
Inventories, net	3,498,000	3,290,000
Note receivable	4,000	7,000
Prepaid expenses	218,000	189,000
Deferred tax asset—current	1,277,000	867,000
Total current assets	11,472,000	8,301,000
Property and equipment, at cost	7,417,000	7,313,000
Less: Accumulated depreciation	(5,534,000)	(5,229,000)
Property and equipment, net	1,883,000	2,084,000
Deferred tax asset	2,931,000	3,916,000
Intangible Assets:
Technologies, net	1,583,000	1,778,000
Patents, net	51,000	75,000
Customer relationship, net	32,000	41,000
Trademarks and brand names	202,000	203,000
	1,868,000	2,097,000
Deposits	42,000	33,000
	$18,196,000	$16,431,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$161,000	$496,000
Accounts payable	832,000	854,000
Current portion of notes payable and capital lease obligation	111,000	58,000
Accrued expenses:
Accrued payroll and payroll related expenses	993,000	659,000
Other accrued liabilities	273,000	242,000
Total current liabilities	2,370,000	2,309,000
Long term notes payable	574,000	594,000
Capital lease obligations, net of current portion	103,000	—
Commitments	—	—
Stockholders’ Equity:
Common stock, $0.01 par value: 15,000,000 shares authorized; 10,680,915 and 10,654,665 shares issued and outstanding at March 31, 2010 and March 31, 2009, respectively. 38,600 shares held in treasury as of March 31, 2010	107,000	106,000
Capital in excess of par value	14,203,000	14,034,000
Retained earnings (Accumulated deficit)	866,000	(612,000)
Less: Treasury stock at cost	(27,000)	—
Total stockholders’ equity	15,149,000	13,528,000
	$18,196,000	$16,431,000

AML COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended
	March 31, 2010	March 31, 2009
Net sales	$16,317,000	$13,288,000
Cost of goods sold	8,485,000	7,549,000
Gross profit	7,832,000	5,739,000
Operating Expenses:
Selling, general and administrative	3,407,000	2,925,000
Research and development	2,152,000	1,932,000
Total operating expenses	5,559,000	4,857,000
Income from operations	2,273,000	882,000
Other Income (Expense)
Gain on settlement of debt	-	567,000
Gain on sale of fixed assets	20,000	-
Interest & other expense	(78,000)	(100,000)
Total other income (expense)	(58,000)	467,000
Income before provision for income taxes	2,215,000	1,349,000
Provision for income taxes	(737,000)	(390,000)
Net income	$1,478,000	$959,000
Basic earnings per common share	$0.14	$0.09
Basic weighted average number of shares of common stock outstanding	10,631,000	10,575,000
Diluted earnings per common share	$0.14	$0.09
Diluted weighted average number of shares of common stock outstanding	10,824,000	10,688,000